AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2019.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

CANADA

(Province or other Jurisdiction of Incorporation or Organization)

2833

(Primary Standard Industrial Classification Code Number (if applicable))

NOT APPLICABLE

(I.R.S. Employer Identification Number (if applicable))

4700-80TH STREET

DELTA, BRITISH COLUMBIA V4K 3N3

(604) 940-6012

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street, Floor 42

New York, NY 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

TORYS LLP

1114 AVENUE OF THE AMERICAS

NEW YORK, NY 10036

ATTENTION: MILE T. KURTA

(212) 880-6000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒		at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Shares
Total	US$100,000,000	US$100,000,000	US$12,120

(1)

There are being registered under this Registration Statement such indeterminate number of Common Shares to be sold by Village Farms International, Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$100,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I – INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, and the prospectus contained herein is not complete and may be changed. These securities may not be offered or sold prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell in any U.S. state where the offer or sale is not permitted.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada, other than the province of Quebec, but has not yet become final for the purposes of the sale of the securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces of Canada, other than the province of Quebec, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this short form shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Village Farms International, Inc., at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3 (telephone: (407) 936-1190, ext. 340), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 14, 2019

VILLAGE FARMS INTERNATIONAL, INC.

US$100,000,000

Common Shares

Village Farms International, Inc. (the “Company”) may from time to time during the 25 months that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains valid, offer for sale and issue common shares in the capital of the Company (the “Common Shares”) up to an aggregate initial offering price of US$100,000,000 (or the equivalent amount if any Common Shares are issued for consideration in another currency). The Common Shares may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (a “Prospectus Supplement”). All shelf information omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Common Shares to which such Prospectus Supplement pertains.

The specific terms of any offering of Common Shares in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include the number of Common Shares, the offering price (or the method of determining the offering price) and any other specific terms.

The Company may sell Common Shares to or through underwriters or dealers or to purchasers directly or through agents. Please see “Plan of Distribution”. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Common Shares, the number of Common Shares to be purchased by any underwriters and the compensation of such underwriters, dealers or agents. Unless otherwise indicated in a Prospectus Supplement, an offering of Common Shares will be subject to approval of certain legal matters on behalf of the Company by Torys LLP, Toronto.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “VFF” and are also listed on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “VFF”.

The Company’s head and registered office is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3 (telephone: (604) 940-6012).

This offering is made by a Canadian issuer that is permitted, under the multijurisdictional disclosure system adopted by the United States (“U.S.”) and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Purchasers of the Common Shares should be aware that such requirements are different from those of the U.S. Financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), that were applicable as at the date of the financial statements, and thus may not be comparable to financial statements of U.S. companies. Financial statements which will be deemed incorporated by reference herein in the future, or which may form part of a Prospectus Supplement in the future, will be prepared in accordance with IFRS.

Purchasers of the Common Shares should be aware that the acquisition of the Common Shares may have tax consequences both in the U.S. and in Canada. Such consequences for purchasers who are resident in, or citizens of, the U.S. or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Common Shares should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of the Common Shares and consult their own tax advisors.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that some of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the registration statement are not residents of the U.S., and that a substantial portion of the assets of the Company and said persons are located outside the U.S.

THESE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN REGULATORY AUTHORITY, NOR HAS THE SEC, ANY U.S. STATE SECURITIES COMMISSION OR ANY CANADIAN SECURITIES REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Prospectus and the documents incorporated by reference herein constitute forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements may relate the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. Some of the specific forward-looking statements in this Prospectus and in the documents incorporated by reference herein include, but are not limited to, statements with respect to: product pricing; maintaining profitability; risks inherent in the agricultural business; natural catastrophes; retail consolidation; covenant risk; dependence upon credit facilities; competition; transportation disruptions; labour; governmental regulations; product liability; key executives; uninsured and underinsured losses; vulnerability to rising energy costs; risks of regulatory change; environmental, health and safety risk, foreign exchange exposure, risks associated with cross-border trade; technological advances; accounting estimates; growth; tax risks; risks related to the Pure Sunfarms Corp. joint venture for the production of cannabis (the “Joint Venture”), including the Joint Venture’s ability to obtain licenses for its Delta 2 greenhouse facility as well as additional licenses under the Cannabis Act for its Delta 3 greenhouse facility, risks relating to conversion of the Company’s greenhouses to cannabis production, the ability to cultivate and distribute cannabis in Canada; risks related to the start-up operations of growing hemp in the United States, including regulatory and statutory rules and regulations at federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels, general and hemp specific farming risks, as well as general business risks involved with commencement of new business operations.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs, including that the Canadian and United States economies will remain stable over the next 12 months, that inflation will remain relatively low, that interest rates will remain stable, that tax laws remain unchanged, that market conditions within the greenhouse produce and Canadian cannabis industries generally will be consistent with the current climate, that the U.S. hemp business will not be adversely impacted by the evolving United States federal and state regulatory and statutory regime, and that the United States and Canadian capital markets will provide the Company with access to equity and/or debt at reasonable prices or rates when required.

Although the forward-looking statements contained in this Prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, that may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including the Company’s Annual Information Form (as defined below) and management’s discussion and analysis that are incorporated by reference in this Prospectus.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this Prospectus or the respective date of the applicable document incorporated by reference herein. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

AVAILABLE INFORMATION

The Company files reports and other information with the securities commissions and similar regulatory authorities in each of the provinces of Canada. These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

The Company has filed with the SEC a registration statement on Form F-10 relating to the Common Shares. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus or incorporated herein by reference about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Company is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and applicable Canadian securities legislation and, in accordance therewith, files reports and other information with the SEC and with the provincial securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies subject to the applicable provisions of the U.S. Exchange Act.

The reports and other information filed and furnished by the Company with the SEC can be inspected on the SEC’s Electronic Data Gathering, Analysis and Retrieval system at www.sec.gov.

Investors should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide the investor with different information. The Company is not making an offer of the Common Shares in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

EXCHANGE RATE INFORMATION

All references to “$”, “C$” or “Canadian dollars” included or incorporated by reference into this Prospectus refer to Canadian dollar values. All references to “US$” or “United States dollars” are used to indicate U.S. dollar values.

The rate of exchange on June 13, 2019 as reported by the Bank of Canada for the conversion of Canadian dollars into U.S. dollars was C$1.00 equals US$0.7505 and for the conversion of U.S. dollars into Canadian dollars was US$1.00 equals C$1.3324.

The following table sets forth, for each of the periods indicated, the high, low, average and period end spot rates for US$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Year ended December 31,		Three months ended March 31,
	2018 (C$)	2017 (C$)	2019 (C$)	2018 (C$)
High	1.3642	1.3743	1.3600	1.3088
Low	1.2288	1.2128	1.3095	1.2288
Average	1.2957	1.2986	1.3295	1.2647
Period End	1.3642	1.2545	1.3363	1.2894

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with the securities commission or similar authority in each of the provinces of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the Company’s annual information form for the year ended December 31, 2018 dated March 20, 2019 (the “Annual Information Form”);

(b)	the Company’s management information circular dated May 21, 2019 in connection with the annual meeting of shareholders to be held on June 25, 2019;

(c)

the audited consolidated financial statements of the Company for the financial years ended December 31, 2018 and December 31, 2017, and the notes thereto together with the report of the independent auditors thereon (the “Annual Financial Statements”);

(d)	management’s discussion and analysis of the Company dated March 13, 2019, for the Annual Financial Statements;

(e)	the unaudited condensed consolidated interim financial statements of the Company for the three months ended March 31, 2019 and March 31, 2018, and the notes thereto (the “Q1 Financial Statements”);

(f)	management’s discussion and analysis of the Company dated May 9, 2019, for the Q1 Financial Statements;

(g)

the Company’s material change report dated April 3, 2019 in respect of the exercise by the Joint Venture of its option to lease the Company’s existing 1.1 million square foot Delta 2 greenhouse facility; and

(h)

the Company’s material change report dated April 4, 2019 in respect of the distribution to the public of 1,000,000 Common Shares at a price of $20.00 per Common Share pursuant to the (final) short form prospectus of the Company dated April 12, 2019 (the “April 2019 Public Offering”).

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or included any other information set out in the document that it modifies or supersedes. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Any documents of the types referred to in the preceding paragraphs (a) through (h) (other than confidential material change reports, if any), together with any “template version” of “marketing materials” (each as defined in National Instrument 41-101 – General Prospectus Requirements), as well as all Prospectus Supplements, business acquisition reports and other documents disclosing additional or updated information filed by the Company with the securities regulatory authorities in any of the provinces of Canada after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of reports on Form 6-K, if and to the extent expressly provided in such report). The Company’s reports on Form 6-K and its annual report on Form 40-F are available at the SEC’s website at www.sec.gov. In addition, the Company may incorporate by reference as an exhibit to the registration statement of which the Prospectus forms a part or into the Prospectus which forms a part of the registration statement, information from documents that the Company files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and prospective purchasers of Common Shares should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms applicable to the issuance of Common Shares and other information in relation to such issuance will be delivered, together with this Prospectus, to purchasers and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Common Shares to which such Prospectus Supplement pertains.

Upon a new annual information form and the related audited comparative consolidated financial statements and management’s discussion and analysis being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the time that this Prospectus is valid, the previous annual information form, the previous audited comparative consolidated financial statements and related management’s discussion and analysis, and all unaudited comparative interim consolidated financial statements and related management’s discussion and analysis, material change reports and information circulars filed prior to the commencement of the Company’s financial year in respect of which the new annual information form was filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offerings of Common Shares hereunder.

THE COMPANY

The Company is a corporation incorporated under the Canada Business Corporations Act (the “CBCA”). The head and registered office of the Company and each of its Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3.

The Company is one of the largest and longest-operating vertically integrated greenhouse growers in North America. The Company’s vegetables are grown hydroponically (without the use of soil) in a glass enclosed, high technology environment using sophisticated computer systems to control irrigation, fertilizers, carbon dioxide, light, temperature, ventilation, humidity and other climatic factors. The Company’s tomatoes are produced by plants that have been selected for their taste, quality and other characteristics and are not genetically modified.

The Company owns and currently operates a total of six greenhouse facilities in British Columbia and Texas.

In June 2017, the Company entered into the Joint Venture with Emerald Health Therapeutics Inc. (“Emerald”) with the objective of seeking to achieve large-scale, low-cost, high quality cannabis production. The Joint Venture was formed by way of a corporation named “Pure Sunfarms Corp.”, which is 50% owned by the Company and 50% owned by Emerald, and has the purpose of carrying on the business of the Joint Venture.

In February 2019, the Company entered into a joint venture with Nature Crisp LLC to pursue the outdoor cultivation of high percentage CBD hemp and CBD extraction in multiple states throughout the United States. This joint venture was formed by way of a corporation named “Village Fields Hemp USA, LLC” (“Village Fields Hemp”), which is 65% owned by the Company and 35% owned by Nature Crisp LLC.

On May 24, 2018, the Company completed a private placement of 1,886,793 Shares. The Company utilized the net proceeds from this prior private placement offering in a manner consistent with that described in the press release of the Company dated May 18, 2018, namely to contribute capital to the Joint Venture and for general working capital purposes.

On October 12, 2018, the Company completed a public offering of 3,097,200 Shares pursuant to a (final) short form prospectus of the Company dated October 4, 2018. The Company utilized the net proceeds from this prior prospectus offering in a manner consistent with that described in the “Use of Proceeds” section of such (final) short form prospectus, namely for working capital purposes, which included funding certain capital needs of the Joint Venture.

On April 18, 2019, the Company completed the April 2019 Public Offering. The Company utilized the net proceeds from the April 2019 Public Offering in a manner consistent with that described in the “Use of Proceeds” section of the (final) short form prospectus for the April 2019 Public Offering, namely for working capital purposes, including the growth capital needs of the Company’s U.S. hemp business.

Further information regarding the Company and its business is set out in the Annual Information Form, which is incorporated herein by reference.

RECENT DEVELOPMENTS

There have been no material developments in the business of the Company since March 31, 2019, the date of the Q1 Financial Statements, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

On May 21, 2019, the Company entered into an agreement with Arkansas Valley Hemp, LLC (“AV Hemp”) to form a joint venture for the outdoor cultivation of high-CBD hemp and CBD extraction in the State of Colorado. The joint venture, Arkansas Valley Green and Gold Hemp LLC, is 60% owned by the Company, 35% owned by AV Hemp and 5% owned by Village Fields Hemp.

On May 23, 2019, the Company announced that it had begun conversion of half of its 1.3 million square foot Permian Basin greenhouse facility located in Monahans, Texas, for both cultivation of high-CBD hemp and CBD extraction.

MATERIAL CHANGES TO CONSOLIDATED CAPITALIZATION

There have been no material changes in the consolidated capitalization of the Company since March 31, 2019, the date of the Q1 Financial Statements, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

DESCRIPTION OF COMMON SHARES

Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any preferred shares in the capital of the Company (“Preferred Shares”) may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

The Company has no current plans to pay dividends as it is growth focused. The amount of any dividends payable by the Company will be at the discretion of the board of directors of the Company and may vary depending on, among other things, the Company’s earnings, financial requirements for the Company’s operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the CBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in the Annual Information Form, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

The Company will sell the Common Shares to or through underwriters or dealers or purchasers directly or through agents. A Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Common Shares, the proceeds to the Company from the sale of the Common Shares, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with any offering of Common Shares, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the Common Shares offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents who participate in the distribution of the Common Shares may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities including liabilities under securities legislation, or to contribution with respect to payments that they may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

TRADING PRICE AND VOLUME

The following table sets forth the high and low prices and volumes for the Common Shares traded on the TSX, NASDAQ and the OTCQX International marketplace (“OTCQX”) for the preceding 12-month period.

	TSX			NASDAQ/OTCQX(1)
	High ($)	Low ($)	Volume	High (US$)	Low (US$)	Volume
2018
June	7.91	5.54	11,705,236	6.01	4.30	2,572,230
July	6.47	4.90	4,845,747	5.00	3.74	2,274,171
August	7.44	4.85	7,532,497	5.95	3.68	3,334,318
September	8.53	6.42	17,151,288	6.58	4.87	8,369,922
October	7.80	4.87	11,845,811	6.00	3.60	7,006,049
November	6.80	5.28	7,267,263	5.29	4.00	2,911,511
December	5.76	3.98	7,134,980	4.32	2.93	3,580,637
2019
January	7.33	4.21	9,990,203	5.59	3.06	3,306,707
February	14.83	7.29	40,472,867	11.25	5.57	16,760,959
March	24.25	13.84	68,303,780	18.10	11.00	36,547,479
April	22.19	13.12	51,739,537	16.91	9.81	47,195,116
May	19.30	13.90	23,876,627	14.38	10.29	23,751,052
June 3-13	18.36	15.89	4,839,091	13.86	11.81	5,168,413

Note:

(1)	The Common Shares ceased trading on the OTCQX and began trading on NASDAQ as of February 15, 2019.

PRIOR SALES

The Company has not completed any sales of Common Shares, or securities convertible or exchangeable into Common Shares, during the 12-month period preceding the date of this Prospectus, except as described below:

Date Issued	Number of Securities Issued	Issue/Exercise Price Per Share	Nature of Issuance
August 15, 2018	20,000	$5.16	Performance-Based Restricted Share Units
September 7, 2018	5,000	$1.48	Option Exercise
September 12, 2018	6,667	$1.24	Option Exercise
September 12, 2018	3,333	$7.53	Performance-Based Restricted Share Units
September 18, 2018	15,000	$7.78	Performance-Based Restricted Share Units
October 12, 2018	3,097,200	$7.13	Prospectus Financing
October 22, 2018	2,000	$5.90	Performance-Based Restricted Share Units
October 30, 2018	3,000	$0.84	Option Exercise
November 15, 2018	10,000	$6.34	Performance-Based Restricted Share Units
November 27, 2018	8,333	$0.84	Option Exercise
February 2, 2019	3,333	$6.00	Option Exercise
February 19, 2019	6,000	$10.77	Performance-Based Restricted Share Units
February 19, 2019	8,333	$2.20	Option Exercise
February 27, 2019	200,000	$13.40	Options Issuance
March 12, 2019	310,000	$18.20	Options Issuance
March 15, 2019	144,000	$19.50	Performance-Based Restricted Share Units
March 18, 2019	1,000	$2.20	Option Exercise
March 20, 2019	3,333	$6.00	Option Exercise
April 4, 2019	300,000	$2.07	Warrant Exercise
April 18, 2019	1,000,000	$20.00	Prospectus Financing
May 16, 2019	26,000	$17.69	Option Exercise
May 20, 2019	45,000	$17.72	Performance-Based Restricted Share Units
May 30, 2019	1,200	$17.18	Option Exercise
June 6, 2019	80,000	$17.22	Performance-Based Restricted Share Units

RISK FACTORS

Prospective investors in a particular offering of Common Shares should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein and therein, the risks described in the Company’s annual information form and management’s discussion and analysis which are incorporated by reference herein as at the date of the Prospectus Supplement relating to the particular offering of Common Shares.

AUDITORS AND TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP are the auditors of the Company and have confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation. The consolidated financial statements of the Company as at and for the years ended December 31, 2018 and 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the audit report of PricewaterhouseCoopers LLP on the authority of such firm as experts in auditing and accounting.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia or Toronto, Ontario.

LEGAL MATTERS

Certain legal matters relating to the offering of Common Shares will be passed upon on behalf of the Company by Torys LLP. As of June 13, 2019, the partners and associates of Torys LLP beneficially owned, directly or indirectly, less than 1% of the outstanding securities of the Company.

AGENTS FOR SERVICE OF PROCESS

Michael A. DeGiglio, John P. Henry, David Holewinski, Stephen C. Ruffini and Dr. Roberta Cook (the “Non-Resident Persons”) are each directors and/or officers of the Company who reside outside of Canada. Each of the Non-Resident Persons has appointed the Company as their agent for service of process. The Company’s address for service of process is 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEMENT OF CERTAIN LIABILITIES

The Company is incorporated under the laws of Canada and its principal place of business is in Canada. Some of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of the Company’s assets, are located outside the U.S. The Company has appointed an agent for service of process in the U.S. but it may be difficult for holders of Common Shares who reside in the U.S. to effect service within the U.S. upon the Company or those directors, officers and experts who are not residents of the U.S. Investors should not assume that a Canadian court would enforce a judgment of a U.S. court obtained in an action against the Company or such other persons predicated on the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. or would enforce, in original actions, liabilities against the Company or such persons predicated on the U.S. federal securities laws or any such state securities or “blue sky” laws. The Company’s Canadian counsel has advised the Company that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws would likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. The Company cannot provide assurance that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed CT Corporation System as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or relating to or concerning an offering of Common Shares under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading “Documents Incorporated by Reference”; the consents of auditors and counsel; and the powers of attorney from the directors and certain officers of the Company.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:

Indemnification

(1) — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity

Advance of costs

(2) — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfil the conditions of subsection (3).

Limitation

(3)	— A corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Indemnification in derivative actions

(4) — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(5) — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsection (3).

Insurance

(6) — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(7) — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

Notice to Director

(8) — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

Other notice

(9) — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Act.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

4.1	The Company’s annual information form for the year ended December 31, 2018 dated March 20, 2019 (incorporated by reference from Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed on March 20, 2019, which was amended on April 11, 2019 to provide certain items formatted in eXtensible Business Reporting Language (“XBRL”))

4.2	Audited consolidated financial statements of the Company for the financial years ended December 31, 2018 and December 31, 2017, and the notes thereto together with the report of the independent auditors thereon (the “Annual Financial Statements”) (incorporated by reference from Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F filed on March 20, 2019, which was amended on April 11, 2019 to provide certain items formatted in XBRL)

4.3	Management’s discussion and analysis of the Company dated March 13, 2019 for the Annual Financial Statements (incorporated by reference from Exhibit 99.3 to the Registrant’s Annual Report on Form 40-F filed on March 20, 2019, which was amended on April 11, 2019 to provide certain items formatted in XBRL)

4.4	The Company’s management information circular dated May 21, 2019 in connection with the annual meeting of shareholders to be held on June 25, 2019 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on June 13, 2019)

4.5	The unaudited condensed consolidated interim financial statements of the Company for the three months ended March 31, 2019 and March 31, 2018, and the notes thereto (the “Q1 Financial Statements”) (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed on May 9, 2019)

4.6	Management’s discussion and analysis of the Company dated May 9, 2019 for the Q1 Financial Statements (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed on May 9, 2019)

4.7	Material Change Report, dated April 3, 2019

4.8	Material Change Report, dated April 4, 2019

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of Torys LLP

6.1	Powers of Attorney (included on the signature pages of this Registration Statement)

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.	UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2.	CONSENT TO SERVICE OF PROCESS.

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant will file with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delta, British Columbia, Canada, on June 14, 2019.

Village Farms International, Inc.

By:	/s/ Michael A. DeGiglio
Name: Michael A. DeGiglio Title: Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Michael A. DeGiglio and Stephen C. Ruffini as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on June 14, 2019.

SIGNATURE	TITLE

/s/ Michael A. DeGiglio	Chief Executive Officer and Director (Principal Executive Officer)
Michael A. DeGiglio

/s/ Stephen C. Ruffini	Chief Financial Officer and Director (Principal Financial and Accounting Officer)
Stephen C. Ruffini

/s/ Dr. Roberta Cook
Dr. Roberta Cook	Director

/s/ John P. Henry
John P. Henry	Director

/s/ David Holewinski
David Holewinski	Director

/s/ John R. McLernon
John R. McLernon	Director, Chair

/s/ Christopher C. Woodward
Christopher C. Woodward	Director

[Signature page to Registration Statement on Form F-10]

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on June 14, 2019.

VF U.S. HOLDINGS INC.

By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Director